EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of a.k.a. Brands Holding Corp. (this “Agreement”), is being filed, and all amendments thereto will be filed, by Bryett Enterprises Trust as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 14, 2022

Byrett Enterprises Trust

By:	/s/ Wesley Bryett
Name:	Wesley Bryett
Title:	Director

Byrett Enterprises Party Ltd.

By:	/s/ Wesley Bryett
Name:	Wesley Bryett
Title:	Director

Wesley Bryett

/s/ Wesley Bryett